SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2008

International Wire Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-51043 (Commission File Number)	43-1705942 (I.R.S. Employer Identification No.)

12 Masonic Ave., Camden, NY (Address of Principal Executive Offices)	13316 (Zip Code)

Registrant’s telephone number, including area code: (315) 245-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2008, International Wire Group, Inc. (“IWG”) entered into a Consent to Dividends and Capital Stock Repurchases (the “Consent”) by and among IWG, its domestic subsidiaries and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), acting on behalf of the required lenders under IWG's Loan and Security Agreement, dated October 20, 2004, as amended, to allow IWG to pay up to $20 million for dividends and/or stock repurchases from and after the consent date, subject to certain conditions.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the agreement, which is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 19, 2008, International Wire Group, Inc. announced that its Board of Directors has declared a special $1.08 per share dividend payable to shareholders and dividend equivalent payable to option holders with a record date of December 31, 2008 and payable on January 14, 2009. A copy of the press release is furnished as Exhibit 99.1.

The information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1

Consent to Dividends and Capital Stock Repurchases, dated December 19, 2008, by and among IWG, its domestic subsidiaries and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), acting on behalf of the required lenders.

99.1	Press Release, dated December 19, 2008, issued by International Wire Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WIRE GROUP, INC.

Date: December 19, 2008	By:	/s/ Glenn J. Holler
		Name:	Glenn J. Holler
		Title:	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1

Consent to Dividends and Capital Stock Repurchases, dated December 19, 2008, by and among IWG, its domestic subsidiaries and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), acting on behalf of the required lenders.

99.1	Press Release, dated December 19, 2008, issued by International Wire Group, Inc.

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